FIRST NATIONAL COMMUNITY BANCORP, INC. AND FIRST NATIONAL COMMUNITY BANK ANNOUNCE ACTING CHAIRMAN

First National Community Bancorp, Inc. (“FNCB”) announced today that Louis A. DeNaples, Director and Chairman of the Board of FNCB, the parent company of Dunmore based First National Community Bank (the “Bank”), has requested a temporary leave of absence from his seat as Chairman and Director of FNCB and the Bank. Both companies are honoring his request. The companies also announced that J. David Lombardi, President and Chief Executive Officer will serve as acting Chairman of the Board of both Companies.

February 6, 2008